UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 8, 2014

Skilled Healthcare Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33459	20-3934755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

27442 Portola Parkway, Suite 200 Foothill Ranch, CA	92610
(Address of Principal Executive Offices)	(Zip Code)
(949) 282-5800
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of Skilled Healthcare Group, Inc., a Delaware corporation (the “Company”), was held on May 8, 2014. At the Annual Meeting, the Company’s stockholders voted on three proposals, as described below. Each of the three proposals was described in detail in the Company's definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on March 26, 2014. The vote totals noted below are final voting results.

Proposal 1

The Company’s stockholders elected two Class I directors, with each to serve a three-year term expiring at the Company’s 2017 Annual Meeting of Stockholders and until their successors are duly elected and qualified, or until their earlier resignation or removal. There were no abstentions for Proposal 1.

Name	Votes For	Votes Withheld	Broker Non-Votes
Glenn S. Schafer	163,979,636	673,258	7,754,615
M. Bernard Puckett	163,398,844	1,254,050	7,754,615

Proposal 2

The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
163,991,815	589,319	71,760	7,754,615

Proposal 3

The Company’s stockholders ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
172,155,475	245,761	6,273	--

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2014	SKILLED HEALTHCARE GROUP, INC.
/s/ Roland G. Rapp
Roland G. Rapp
General Counsel, Secretary and Chief Administrative Officer